EXHIBIT 9(a)

                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599

  10 EAST 53RD STREET
   NEW YORK, NY 10022
TELEPHONE: 212-308-9300
FACSIMILE: 212-593-3500                             815 CONNECTICUT AVENUE, N.W.
                                                       WASHINGTON, D.C. 20006
 555 CALIFORNIA STREET                                TELEPHONE: 202-223-0220
SAN FRANCISCO, CA 94104                               FACSIMILE: 202-223-0485
TELEPHONE: 415-398-3909
FACSIMILE: 415-397-4621                                   BLACKWELL HOUSE
                                                           GUILDHALL YARD
10900 WILSHIRE BOULEVARD                                   LONDON BC2V5AB
 LOS ANGELES, CA 94104                                  TELEPHONE: 606-1888
TELEPHONE: 213-308-4343                                 FACSIMILE: 796-1807
FACSIMILE: 213-208-5740


                                                                July 21, 1989

Merrill Lynch Developing Capital Markets Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Dear Sirs:

      We have acted as counsel for Merrill Lynch Developing Capital Markets Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), in connection with the organization of the Fund, its registration as an open-end investment company under the Investment Company Act of 1940 and the registration of an indefinite number of its shares of common stock, par value $.10 per share (the "Shares"), under the Securities Act of 1933 to be effected pursuant to a registration statement on Form N-1a (File Nos. 33-28248 and 811-5723), as amended (the "Registration Statement").

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sales of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                                Very truly yours,


                                                /s/ BROWN & WOOD LLP
                                                ------------------------
                                                    BROWN & WOOD LLP